UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 16, 2025, FAT Brands Inc. (the “Company”) issued a press release announcing that its Board of Directors has declared a special stock dividend to the Company’s common stockholders of shares of Class A Common Stock (“Twin Common Stock”) of Twin Hospitality Group Inc. (“Twin Hospitality”), the operating unit for the Company’s Twin Peaks and Smokey Bones restaurant brands. The distribution of shares of Twin Common Stock will be made on a pro rata basis to all holders of the Company’s Class A Common Stock (NASDAQ: FAT) and Class B Common Stock (NASDAQ: FATBB) as of the close of trading on January 27, 2025 (the “record date”). The distribution will take the form of a special dividend of 0.1520207 share of Twin Common Stock distributed with respect to each one share of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the record date. The shares of Twin Common Stock are expected to be delivered after the close of trading on January 29, 2025 (the “distribution date”), subject to the satisfaction or waiver of certain conditions, and commence trading on the Nasdaq Global Market under the symbol “TWNP” on the next trading day.

Holders of the Company’s outstanding Warrants (NASDAQ: FATBW) who wish to receive the distribution of Twin Common Stock must exercise their Warrants for Class A Common Stock sufficiently in advance of the record date. Warrants that are not exercised prior to the record date will not receive the distribution of Twin Common Stock, but instead will have their exercise price adjusted downward under the warrant agency agreement. The current exercise price of the Warrants is $2.2142, which will be adjusted downward following the record date by an amount equal to the fair market value of the shares of Twin Common Stock distributed to the Class A Common Stockholders, divided by the sum of all shares of Class A Common Stock outstanding on the record date plus the number of unexercised Warrants on the record date, but not below zero.

The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated January 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2025

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer